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                                                                    EXHIBIT 3.34

                           ARTICLES OF INCORPORATION

                                       OF

                        PELICAN'S NEST PROPERTIES, INC.

     The undersigned hereby associate themselves for the purpose of becoming a corporation under the laws of the State of Florida by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of a corporation for profit.


                                   ARTICLE I

     The name of the corporation shall be:

     PELICAN'S NEST PROPERTIES, INC.

                                   ARTICLE II

     This corporation shall have perpetual existence unless sooner dissolved according to law.

                                  ARTICLE III

     The corporation may engage in any activity of business permitted under the laws of the United States and of the Laws of the State of Florida.


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                                   ARTICLE IV

                               AUTHORIZED SHARES

     Number.   The aggregate number of shares that the corporation shall have the authority to issue is five-thousand (5,000) shares of Capital Stock with a par value of One Dollar ($1.00) per share.

     Initial Issue. Five hundred (500) shares of the Capital Stock of the corporation shall be issued for cash par value of One Dollar ($1.00) per share.

     State Capital. The sum of the par value of all shares of Capital Stock of the corporation that have been issued shall be the stated capital of the corporation at any particular time.

     Dividends.     The holders of the outstanding capital stock shall be
entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation.

     No classes of stock.     The shares of the corporation are not to be
divided  into classes.

     No shares in series.     The corporation is not authorized to issue shares
in series.


                                   ARTICLE V

     The initial street address in Florida of the initial registered office of the corporation is 801 Laurel Oak Drive, Suite 500, Naples, Florida, 33963, and the name of the initial registered agent at such address is Sam Crouch.


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1221.1a1
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                                   ARTICLE VI
     The initial board of directors shall consist of three (3) members, who need not be residents of the State of Florida or shareholders of the corporation.


                                  ARTICLE VII
     The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, are as follows:
Sam Crouch - 801 Laurel Oak Drive, Suite 500, Naples, FL 33963
Iain Mossman - 801 Laurel Oak Drive, Suite 500, Naples, FL 33963
Joseph C. Schwantes - 1625 Hendry St., #201, Ft. Myers, FL 33901


                                  ARTICLE VIII
     The names and addresses of the initial incorporators are as follows:
Sam Crouch - 801 Laurel Oak Drive, Suite 500, Naples, FL 33963
Iain Mossman - 801 Laurel Oak Drive, Suite 500, Naples, FL 33963
Joseph C. Schwantes - 1625 Hendry St., #201, Ft. Myers, FL 33901



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1221.1a1
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                                   ARTICLE IX

     Three-fourths (3/4) of the stockholders of the corporation shall be required for any shareholder action.


                                   ARTICLE X

     Upon Resolution of the Board of Directors these Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the stockholders at a stockholders meeting by vote of the stockholders voting the majority of the stock capable of being voted, unless all stockholders sign a written agreement manifesting their intention that a certain amendment of these Articles of Incorporation be made.


                                   ARTICLE XI

     Every Director and every Officer of the Corporation (and the Directors and/or officers as a group) shall be indemnified by the Corporation against all the expenses and liabilities, including council fees (at all trials and appellate levels) reasonably incurred by or imposed upon such person or persons in connection with any claim, proceeding, litigation or settlement in which they may become involved by reason of being or having a Director or Officer of the Corporation. The foregoing provisions for indemnification shall apply whether or not such person is a Director or Officer at the time such expenses are incurred. Notwithstanding the above, in instances


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1221.1a1
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where a Director or Officer admits or is adjudged guilty by a court of competent jurisdiction of willful misfeasance or malfeasance in the performance of these articles shall not apply. Otherwise, the foregoing rights to indemnification shall be in addition to and not exclusive of any and all right of indemnification to which a Director or Officer may be entitled, whether by statute or common law. No amendment to this article which reduces or restricts the indemnity created herein may be adopted without the prior consent of each and every Director and Officer (whether current of former) affected by such amendment.


                                  ARTICLE XIII
     A. No contract or transaction between the corporation and one or more of its Directors or Officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers or have a financial interest, shall be invalid, void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or a committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose. No Director or Officer of the corporation shall incur liability by reason of the fact that he is or may be interested in any such contract or transaction.


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1221.1a1
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     B.  Interested Directors may by counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.


                                  ARTICLE XIV

     The holders of the common stock of this corporation shall have preemptive rights to purchase, at prices, terms and conditions that shall be fixed by the Board of Directors, such as the shares of the stock of this corporation as may be issued for money, or any property or services from time to time, in addition to that stock authorized and issued by the corporation. The preemptive right of any holder is determined by the ratio of the authorized and issued shares of common stock held by the holder.


     IN WITNESS WHEREOF, THE UNDERSIGNED have made and subscribed to these Articles of Incorporation at Naples, Florida, this 19th day of February, 1988.



                                                         /s/ SAM CROUCH
                                                        -----------------------
                                                             Sam Crouch

                                                         /s/ IAIN MOSSMAN
                                                         -----------------------
                                                             Iain Mossman

                                                         /s/ JOSEPH C. SCHWANTES
                                                         -----------------------
                                                             Joseph C. Schwantes



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STATE OF FLORIDA  )
COUNTY OF COLLIER )

     Before me, the undersigned authority, personally appeared Sam Crouch, who is to me well-known to be the person described in and who subscribed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Naples, in said County and State this 3rd day of February, 1988.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ------------------------------------
                                        Notary Public

                                                    [SEAL]

STATE OF FLORIDA  )
COUNTY OF COLLIER )

     Before me, the undersigned authority, personally appeared Iain Mossman, who is to me well-known to be the person described in and who subscribed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Naples, in said County and State this 3rd day of February, 1988.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ------------------------------------
                                        Notary Public

                                                    [NOTARY SEAL]

STATE OF FLORIDA  )
COUNTY OF COLLIER )

     Before me, the undersigned authority, personally appeared Joseph C. Schwantes, who is to me well-known to be the person described in and who subscribed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal at Naples, in said County and State this 19th day of February, 1988.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ------------------------------------
                                        Notary Public

                                                    [SEAL]


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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        PELICAN'S NEST PROPERTIES, INC.

     We, the undersigned, constituting all of the directors of Pelican's Nest Properties, Inc., a Florida corporation, hereby consent to, and authorize, an amendment to the Articles of Incorporation of the corporation as follows:

     1. By striking out in its entirety Articles I of the Articles of Incorporation, and by substituting and inserting in lieu thereof a new Article I to read as follows:

                     The name of the corporation shall be:

                        PELICAN LANDING PROPERTIES, INC.

     2. This amendment is made by the directors prior to issuance of any shares.

     IN WITNESS WHEREOF, we manifest our intention to amend the Articles of Incorporation by signing this Statement of Amendment as of January 10, 1990. Such amendment shall be effective January 10, 1990.

/s/ A. J. CARLSON                                     /s/ S. L. CROUCH
----------------------                                --------------------------
A. J. Carlson                                         S. L. Crouch


/s/ I. MOSSMAN
----------------------
I. Mossman
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STATE OF FLORIDA
COUNTY OF COLLIER

     Before me, the undersigned officer, personally appeared A.
J. Carlson, as Director, Secretary and Treasurer of Pelican's Nest Properties, Inc., S.L. Crouch, as Director and President of Pelican's Nest Properties, Inc. and I. Mossman, as Director and Vice President of Pelican's Nest Properties, Inc., to me well known to be the persons described in and who executed the foregoing instrument, and acknowledged before me that they executed said instrument.

     WITNESS my hand and official seal in the County and State last aforesaid this 10 day of January, 1990.

                                  /s/ [SIGNATURE ILLEGIBLE]
[SEAL]                            -------------------------
                                  Notary Public
                                  My Commission Expires: